Exhibit 32.2

CERTIFICATION OF FINANCIAL STATEMENTS

In connection with the Quarterly Report of Conmed Healthcare Management, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas W. Fry, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2008
By /s/ Thomas W. Fry
Thomas W. Fry
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to and will be retained by Conmed Healthcare Management, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.